Incorporations by Reference

Sub-Management Contract between Putnam Investment Management,
LLC and Putnam Investments Limited dated February 27, 2014;
Schedule A amended as of October 27, 2016 Incorporated by reference to Post-Effective Amendment No. 171 to the Registrants
Registration Statement filed on November 23, 2016.